Exhibit 99.1

February 13, 2025

HeartBeam Announces Pricing of $10.0 Million Underwritten Public Offering of Common Stock

●	HeartBeam system was recently cleared by the U.S. Food and Drug Administration (FDA) for comprehensive arrhythmia assessment

●	510(k) application submitted to the FDA for the Company’s groundbreaking 12-lead electrocardiogram (ECG) synthesis software

●	Funding is part of the Company’s strategic plan focusing on key growth milestones and preparation for U.S. commercialization

SANTA CLARA, Calif.--(BUSINESS WIRE)-- HeartBeam, Inc. (NASDAQ: BEAT), a medical technology company focused on transforming cardiac care by providing powerful personalized insights, today announced that it has priced its public offering of 5,882,353 shares of HeartBeam’s common stock at $1.70 per share. HeartBeam expects to close the offering, subject to market and other conditions, on or about February 14, 2025.

HeartBeam expects gross proceeds of $10.0 million from the offering, before deducting the underwriting discount and commissions and offering expenses.

MDB Capital is acting as the underwriter for the offering and Paulson Investment Company LLC participated as a selected dealer.

The funding supports the Company’s strategic plan, focusing on key growth milestones and preparation for U.S. commercialization. The Company intends to use the net proceeds from the offering for commercial-readiness activities; investments into key R&D, clinical, and regulatory projects; working capital; and other general corporate purposes.

Additionally, HeartBeam has granted the underwriter a 45-day option to purchase up to 882,353 additional shares of common stock to cover over-allotments.

The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A copy of the final prospectus supplement and accompanying prospectus, when available, may be obtained by contacting: MDB Capital, 14135 Midway Road, G-150, Addison, Texas 75001, by telephone at (945) 262- 9010 or by email at community@mdb.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the shares of common stock, nor will there be any sale of the shares of common stock in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About HeartBeam, Inc.

HeartBeam, Inc. (NASDAQ: BEAT) is a medical technology company dedicated to transforming the detection and monitoring of critical cardiac conditions. The Company is creating the first ever cable-free synthesized 12-lead ECG capable of capturing the heart’s electrical signals from three distinct directions. This platform technology is designed for portable devices that can be used wherever the patient is to deliver actionable heart intelligence. Physicians will be able to identify cardiac health trends and acute conditions and direct patients to the appropriate care – all outside of a medical facility, thus redefining the future of cardiac health management. The Company holds 13 US and 4 international issued patents related to technology enablement. For additional information, visit HeartBeam.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are "forward-looking statements." While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

View source version on businesswire.com:

https://www.businesswire.com/news/home/20250213402000/en/

Investor Relations Contact:

Chris Tyson

Executive Vice President

MZ North America

Direct: 949-491-8235

BEAT@mzgroup.us

www.mzgroup.us

Media Contact:

media@heartbeam.com

Source: HeartBeam, Inc.